Exhibit 24(e)(1)

November 12, 2020

Mr. Elliott L. Spencer Southern Power Company 30 Ivan Allen Jr. Blvd, NW Atlanta, GA 30308	Ms. Sonnet C. Edmonds Southern Power Company 30 Ivan Allen Jr. Blvd, NW Atlanta, GA 30308	Ms. Melissa K. Caen Southern Company Services, Inc. 30 Ivan Allen Jr. Blvd, NW Atlanta, GA 30308

Mr. Spencer, Ms. Edmonds and Ms. Caen:

    Southern Power Company (the “Company”) proposes to file or join in the filing of reports under the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission with respect to the following: (1) the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and (2) the Company’s Quarterly Reports on Form 10-Q during 2021.

    The Company and the undersigned directors and officers of the Company, individually as a director and/or as an officer of the Company, hereby make, constitute and appoint each of you our true and lawful Attorney for each of us and in each of our names, places and steads to sign and cause to be filed with the Securities and Exchange Commission in connection with the foregoing said Annual Report on Form 10-K, said Quarterly Reports on Form 10-Q and any necessary or appropriate amendment or amendments to any such reports, to be accompanied in each case by any necessary or appropriate exhibits or schedules thereto.

Yours very truly,
SOUTHERN POWER COMPANY
By	/s/Christopher Cummiskey
Christopher Cummiskey Chief Executive Officer

/s/Stanley W. Connally, Jr. Stanley W. Connally, Jr.	/s/James Y. Kerr II James Y. Kerr II
/s/Christopher Cummiskey Christopher Cummiskey	/s/Mark S. Lantrip Mark S. Lantrip
/s/Andrew W. Evans Andrew W. Evans	/s/Elliott L. Spencer Elliott L. Spencer
/s/Thomas A. Fanning Thomas A. Fanning	/s/Jelena Andrin Jelena Andrin
/s/Kimberly S. Greene Kimberly S. Greene	/s/Sonnet C. Edmonds Sonnet C. Edmonds

Extract from minutes of meeting of the board of directors of Southern Power Company.

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RESOLVED: That for the purpose of signing the reports under the Securities Exchange Act of 1934 to be filed with the Securities and Exchange Commission with respect to the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and its 2021 Quarterly Reports on Form 10-Q, and any necessary or appropriate amendment or amendments to any such reports, the Company, the members of its board of directors and its officers are authorized to give their several powers of attorney to Elliott L. Spencer, Sonnet C. Edmonds and Melissa K. Caen.

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The undersigned officer of Southern Power Company does hereby certify that the foregoing is a true and correct copy of a resolution duly and regularly adopted at a meeting of the board of directors of Southern Power Company, duly held on November 12, 2020, at which a quorum was in attendance and voting throughout, and that said resolution has not since been rescinded but is still in full force and effect.

Dated: February 17, 2021	SOUTHERN POWER COMPANY
	By	/s/Melissa K. Caen
Melissa K. Caen Assistant Secretary